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                                                                      EXHIBIT 12

                                 NABISCO, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN MILLIONS)

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                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1997
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
Earnings before fixed charges:
  Income before extraordinary item............................................................       $     431
  Provision for income taxes..................................................................             293
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  Income before income taxes..................................................................             724
  Interest expense............................................................................             326
  Interest portion of rental expense..........................................................              28
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Earnings before fixed charges.................................................................       $   1,078
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Fixed charges:
  Interest expense............................................................................       $     326
  Interest portion of rental expense..........................................................              28
  Capitalized interest........................................................................               6
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    Total fixed charges.......................................................................       $     360
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Ratio of earnings to fixed charges............................................................             3.0
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